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                                                                      EXHIBIT 99
                                    [FRONT]

                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     OF BEACH ONE FINANCIAL SERVICES, INC.

     The undersigned hereby appoint(s) John K. Moore and W. Harold Hicks, or either of them, as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of Beach One Financial Services, Inc. ("Beach One") that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held in the main lobby of The Beach Bank of Vero Beach, 755 Beachland Boulevard, Vero Beach Florida 32963 on Thursday, February 23, 1995, 5:00 p.m. local time, or at any adjournments or postponements thereof. Said proxies are directed to vote as instructed on the matters set forth on the reverse side of this card and otherwise at their discretion. Receipt of a copy of the notice of the meeting and Proxy Statement-Prospectus are hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE OF THIS CARD.

  (PLEASE MARK, SIGN AND DATE THE REVERSE SIDE OF THIS CARD AND MAIL IT IN THE
                           ENCLOSED RETURN ENVELOPE)


                                   [REVERSE]


1. Proposal to approve the Agreement and Plan of Reorganization, dated as of December 20, 1993, as amended through December 9, 1994, between Northern Trust Corporation ("NTC") and Beach One and the related Agreement and Plan of Merger among NTC, Beach One and Northern Trust of Florida Corporation, as more fully described in the accompanying Proxy Statement-Prospectus.

          FOR _____           AGAINST _____                ABSTAIN _____

2. Proposal to adjourn the Special Meeting in the event that Beach One's management should determine in its sole discretion, at the time of the Special Meeting, that such adjournment is in the best interests of Beach One and its shareholders, as more fully described in the accompanying Proxy-Statement Prospectus.

          FOR _____           AGAINST _____                 ABSTAIN _____

     Please sign exactly as your name appears on your stock certificate and fill in the date. If your shares are held jointly, all joint owners must sign. If you are signing as an executor, administrator, trustee, guardian, custodian or corporate officer, please give your full title as such.

                                      ------------------------------------------
                                      Signature of Shareholder

                                      ------------------------------------------
                                      Signature of Shareholder (if held jointly)

                                      Dated: ___________________________, 1995